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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Evergreen Media Corporation of Los Angeles:

We consent to the use of our report dated March 28, 1997, relating to the consolidated balance sheets of WDAS-AM/FM (station owned and operated by Beasley FM Acquisition Corp.) as of December 31, 1996 and the related combined statements of earnings and station equity and cash flows for the year ended December 31, 1996, and the reference to our firm under the heading "Experts" in this Registration Statement on Form S-4.

                                            KPMG Peat Marwick LLP

St. Petersburg, Florida

August 1, 1997